For Immediate Release
November 8, 2023

Southwest Gas Holdings, Inc. Reports Third Quarter 2023 Financial Results
Delivers Strong Third Quarter Growth in Utility and Centuri Net Income
Increases 2023 Utility Earnings and Capital Expenditures Guidance and Reaffirms 2023 Centuri Revenue and EBITDA Margin Guidance
LAS VEGAS – November 8, 2023 – Southwest Gas Holdings, Inc. (NYSE: SWX) (“Southwest Gas” or “Company”) today reported third quarter 2023 financial results.
“We are continuing to make significant progress on our strategic priorities, driving operational excellence and advancing our transformation into a pure-play natural gas leader," said Karen Haller, President and Chief Executive Officer of Southwest Gas. "We are seeing strong customer growth and demand for our safe, reliable and affordable energy solutions, which are reflected by the increased 2023 utility net income and capital expenditure guidance ranges. As we make these important investments, we are working with our regulators to secure constructive outcomes in step with this service area growth. In September, we successfully filed a general rate case in our Nevada service areas with the expectation that new rates will go into effect in April 2024. Looking ahead, we are dedicated to providing exceptional service to our customers and communities as we advance on our path forward as a premier, fully regulated natural gas utility.
“We continue to pursue a separation of Centuri as expeditiously as possible. Centuri Holdings, Inc. confidentially submitted a draft Registration Statement on Form S-1 with the U.S. Securities and Exchange Commission with respect to an initial public offering, and we continue to assess the attractiveness of a tax-free spin-off of Centuri against other taxable alternatives given our large net operating loss position,” Haller added.
Southwest Gas Holdings Highlights
•Southwest Gas Corporation (“Utility”) earnings increased $19 million in the third quarter of 2023 over the third quarter of 2022 and Centuri Group, Inc. (“Centuri”) results increased approximately $4 million over the same period.
•Consolidated net earnings of $0.04 per diluted share (and adjusted consolidated net earnings of $0.10 per diluted share) for the third quarter of 2023, compared to consolidated net loss of $0.18 per diluted share (and adjusted consolidated loss of $0.05 per diluted share) for the third quarter of 2022.
•Adjustments to third quarter 2023 earnings included $4 million of collective after-tax items, largely driven by costs incurred to facilitate the separation of Centuri as well as consulting fees related to a Utility optimization initiative.
•Centuri Holdings, Inc. confidentially submitted a draft Registration Statement on Form S-1 with the U.S. Securities and Exchange Commission (“SEC”) with respect to an initial public offering (“IPO”).

SOUTHWEST GAS HOLDINGS, INC.
SUMMARY UNAUDITED OPERATING RESULTS
(In thousands, except per share items)

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2023	2022	2023	2022	2023	2022
Results of Consolidated Operations
Contribution to net income (loss) - natural gas distribution	$(3,251)	$(22,199)	$150,565	$87,330	$217,615	$171,881
Contribution to net income (loss)- utility infrastructure services	17,956	14,345	24,902	(4,400)	31,367	3,223
Contribution to net income (loss) - pipeline and storage	—	12,320	(16,288)	44,326	(344,347)	44,326
Contribution to net income (loss) - corporate and administrative	(11,474)	(16,775)	(81,159)	(49,962)	(107,199)	(72,193)
Net income (loss)	$3,231	$(12,309)	$78,020	$77,294	$(202,564)	$147,237
Non-GAAP adjustments - consolidated	4,299	9,017	79,210	41,320	437,780	62,070
Adjusted net income (loss)	$7,530	$(3,292)	$157,230	$118,614	$235,216	$209,307
Diluted earnings (loss) per share*	$0.04	$(0.18)	$1.10	$1.19	$(2.91)	$2.30
Diluted adjusted earnings per share	$0.10	$(0.05)	$2.22	$1.82	$3.38	$3.27
Weighted average diluted shares	71,851	67,157	70,676	65,148	69,660	64,051
*In periods in which losses occur, diluted and basic loss per share are the same, and the same shares are used for Adjusted results.
Business Segment Highlights
Natural Gas Distribution
The natural gas distribution segment recorded a seasonal net loss of $3.3 million in the third quarter of 2023, compared to a seasonal net loss of $22.2 million in the third quarter of 2022.
Key operational highlights include:
•Record twelve-month operating margin of $1.2 billion;
•Approximately 41,000, or ~2%, new meter sets added during the last 12 months;
•Received Arizona Corporation Commission approval to implement an increase in the Gas Cost Balancing Account rate to facilitate timely recovery of ~$358 million in purchased gas costs effective August 1, 2023;
•Filed a rate case with the Public Utilities Commission of Nevada in September of 2023 requesting a revenue increase of approximately $70 million; and
•Anticipating an Arizona rate case filing in the first quarter of 2024.
Key drivers of third quarter performance in 2023 as compared to third quarter performance in 2022 include:
•Increased operating margin of $21 million compared to the third quarter of 2022, including an increase in recoveries/return associated with regulatory account balances (offset in depreciation and amortization), system investments, and customer growth;

◦Decoupling mechanisms in our high-growth territories are designed based on per-customer margin benchmarks, and provide incremental margin in support of net customer additions; and
◦Recovery of increased investments to provide safe and reliable service to our customers, including additions included as part of Arizona rate base approved in our most recently concluded rate case (effective February 2023);
•Operations and maintenance expense remained relatively flat during the quarter despite increased external contractor and professional services costs (including a consulting arrangement for Utility optimization efforts); and
•Other income increased $12.9 million reflecting higher interest income related primarily to an increase in deferred purchased gas cost balances, and lower non-service components of pension costs.
Natural Gas Distribution Segment Guidance and Outlook:
•Increasing 2023 net income guidance to $215 - $225 million1 (assumes $3 - $5 million of COLI earnings);
•Increasing 2023 capital expenditures guidance to $720 - $740 million2 primarily driven by greater than expected customer growth, as well as system improvements, and pipe replacement programs to enhance safety and reliability of our system;
•3 - Year capital expenditures of approximately $2.0 billion; and
•3 - Year Utility rate base compound annual growth rate of 5% - 7%.
Centuri / Utility Infrastructure Services
The utility infrastructure services segment had net income of $18 million in the third quarter of 2023, compared to net income of $14 million in the third quarter of 2022. The increase in net income over the third quarter of 2022 was driven by higher revenues primarily related to offshore wind and electric infrastructure services.
Key operational highlights include:
•Record third quarter revenues of $775 million, an increase of 2% compared to the third quarter of 2022;
•$4 million year-over-year increase in third quarter net income;
•$83 million storm restoration services revenue earned in the first nine months of 2023, an increase of $47 million over the same period in 2022;
•$157 million sustainable wind energy project revenues during the first nine months of 2023, with a projected ~$200 million for the full year; and
•Record twelve-month adjusted EBITDA of $299 million, an increase of approximately 38% compared to the same twelve-month period of 2022.
1 As of 8/9/2023, Southwest Gas Corporation net income guidance previously was $205 - $215 million
2 As of 8/9/2023, Southwest Gas Corporation CapEx guidance previously was $700 - $720 million

Key drivers of Centuri’s third quarter performance in 2023 as compared to third quarter performance in 2022 include:
•$45 million increase in offshore wind revenues and $11 million increase in electric infrastructure services revenues; and
•$9.5 million increase in interest expense due to higher interest rates on variable-rate borrowings.
Centuri / Utility Infrastructure Services Segment Guidance and Outlook:
•2023 revenues of $2.8 billion to $3.0 billion; and
•2023 adjusted EBITDA margin of 9.5% - 11.0%.
Centuri Separation Update
In the third quarter, Southwest Gas continued to pursue its previously announced plan to simplify the Company's business portfolio and position Southwest Gas as a pure-play utility.
On September 22, 2023, the Company announced that Centuri Holdings, Inc. confidentially submitted a draft registration statement on Form S-1 with the SEC for the proposed initial public offering of newly issued Centuri Holdings, Inc. common stock. The IPO is subject to market and other conditions, the completion of the SEC's review process, and the Southwest Gas Board of Directors (the “Board”) approval to proceed with the transaction. In the event an IPO is executed, we expect to maintain the option to either spin Centuri on a tax-free or taxable basis or sell down any remaining stake in a series of taxable sell downs following the IPO once the applicable lock-up period expires. We and the Board will continue to evaluate options for the separation following any IPO.
Conference Call and Webcast
Southwest Gas will host a conference call on Wednesday, November 8, 2023 at 11:00 a.m. ET to discuss its third quarter 2023 results. The associated press releases and presentation slides are available at https://investors.swgasholdings.com.
The call will be webcast live on the Company's website at www.swgasholdings.com. The telephone dial-in numbers in the U.S. and Canada are toll free: (844) 481-2868 or international (412) 317-1860. The webcast will be archived on the Southwest Gas website.
Southwest Gas Holdings currently has two business segments:
Southwest Gas Corporation is a dynamic energy company committed to exceeding the expectations of over 2 million customers throughout Arizona, Nevada, and California by providing safe and reliable service while innovating sustainable energy solutions to fuel the growth in its communities.
Centuri Group, Inc. is a strategic infrastructure services company that partners with regulated utilities to build and maintain the energy network that powers millions of homes and businesses across the United States and Canada.
Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding Southwest Gas Holdings, Inc. (the “Company”), Southwest Gas Corporation (the “Utility” or “Southwest”), Centuri Holdings, Inc. and Centuri Group, Inc. (“Centuri”) and their expectations or intentions regarding the future. These forward-looking statements can often be identified by the use of words such as “will”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “target”, “project”, “intend”, “plan”, “seek”, “pursue”, “estimate”, “should”, “may” and “assume”, as well as variations of such words and similar expressions referring to the future, and include (without limitation) statements regarding expectations of continuing growth in 2023. In addition, the statements under headings pertaining to “Guidance and Outlook” that are not historic, constitute forward-looking statements. A number of important factors affecting the business and financial results of the Company, Utility, Centuri Holdings, Inc. and Centuri could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, statements regarding the proposed transaction structure of a Centuri separation and potential IPO and the ability to preserve the viability of a tax-free spin-off of Centuri, the timing and impact of executing (or not executing) such transaction alternatives, the timing and amount of rate relief, changes in rate design, customer growth rates, the effects of regulation/deregulation, tax reform and similar changes and related regulatory decisions, the impacts of construction activity at Centuri, the potential for, and the impact of, a credit rating downgrade, the costs to integrate new businesses, future earnings trends, inflation, sufficiency of labor markets and similar resources, seasonal patterns, current and future litigation, and the impacts of stock market volatility. The Company can provide no assurances that an initial public offering and/or separation of Centuri will occur on the expected timeline or at all. In addition, the Company can provide no assurance that its discussions about future operating margin, operating income, COLI earnings, interest expense, and capital expenditures of the natural gas distribution segment will occur. Likewise, the Company can provide no assurance regarding segment revenues, EBITDA, EBITDA margin or growth rates, that projects expected to be undertaken with results as stated will occur, nor that interest expense patterns will transpire as expected, that increases in costs will be timely incorporated in contracts and revenues, that customer materials will be available timely to efficiently complete projects, or that inefficiencies in the mix of work will not result, nor can it provide assurance regarding acquisitions or their impacts, including management’s plans or expectations related thereto. Factors that could cause actual results to differ also include (without limitation) those discussed under the heading “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and “Quantitative and Qualitative Disclosure about Market Risk” in Southwest Gas Holdings, Inc.’s most recent Annual Report on Form 10-K and in the Company’s and Southwest Gas Corporation’s current and periodic reports, including our Quarterly Reports on Form 10-Q, filed from time to time with the SEC. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligation to update the forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, or otherwise.
Non-GAAP Measures. This earnings release contains financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP measures include (i) adjusted consolidated earnings (loss) per diluted share, (ii) adjusted consolidated net income, (iii) natural gas distribution segment adjusted net income (loss), (iv) pipeline and storage segment adjusted net income (loss), (v) utility infrastructure services segment adjusted net income (loss), and (vi) adjusted corporate and administrative net loss. Management uses these non-GAAP measures internally to evaluate performance and in making financial and operational decisions. Management believes that its presentation of these measures provides investors greater transparency with respect to its results of operations and that these measures are useful for a period-to-period comparison of results. Management also believes that providing these non-GAAP financial measures helps investors evaluate the Company’s operating performance, profitability, and business trends in a way that is consistent with how management evaluates such performance. Adjusted consolidated net income (loss) for the three-, nine- and twelve- months ended September 30, 2023 and 2022 includes adjustments to add back expenses related to the MountainWest acquisition and integration expenses, stockholder activism and litigation, proxy contest and settlement, consulting fees related to Utility optimization opportunity identification, benchmarking, and assessment, and the strategic review, along with losses on disposal groups held for sale, including goodwill impairment impacts and estimated selling costs, other costs associated with the sale, and costs incurred to facilitate a spin-off of Centuri. Management believes that it is appropriate to adjust for expenses related to the MountainWest acquisition and integration, for losses on held for sale businesses and for related costs, along with costs to facilitate a spin-off of Centuri, because they are expenses and charges that will not recur following these events. Management also believes it is appropriate to adjust for expenses related to stockholder activism, proxy contest settlement, and stockholder litigation, as well as the consulting fees related to Utility optimization and strategic review, because these matters are unique and outside of the ordinary course of business for the Company. In addition, utility infrastructure services adjusted net income, adjusted loss for corporate and administrative, and adjusted consolidated net income include adjustments associated with acquisition-related costs related to the Riggs Distler acquisition.
Management also uses the non-GAAP measure operating margin related to its natural gas distribution operations. Southwest recognizes operating revenues from the distribution and transportation of natural gas (and related services) to customers. Gas cost is a tracked cost, which is passed through to customers without markup under purchased gas adjustment (“PGA”) mechanisms, impacting revenues and net cost of gas sold on a dollar-for-dollar basis, thereby having no impact on Southwest’s profitability. Therefore, management routinely uses operating margin, defined by management as regulated operations revenues less the net cost of gas sold, in its analysis of Southwest’s financial performance. Operating margin also forms a basis for Southwest’s various regulatory decoupling mechanisms. Management believes supplying information regarding operating margin provides investors and other interested parties with useful and relevant information to analyze Southwest’s financial performance in a rate-regulated environment. (The Southwest Gas Holdings, Inc. Consolidated Earnings Digest included herein provides reconciliations for these non-GAAP measures.)
Management also uses the non-GAAP measure EBITDA and Adjusted EBITDA related to its utility infrastructure services operations. EBITDA and Adjusted EBITDA, when used in connection with net income attributable to utility infrastructure services, is intended to provide useful information to investors and analysts as they evaluate Centuri’s performance. EBITDA is defined as earnings before interest, taxes, depreciation and amortization, and Adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. These measures should not be considered as an alternative to net income or other measures of performance that are derived in accordance with GAAP. Management believes that the exclusion of certain items from net income attributable to Centuri provides an effective evaluation of Centuri’s operations period over period and identifies operating trends that might not be apparent when including the excluded items. As to certain of the items in the EBITDA and Adjusted EBITDA reconciliation table below, (i) the nonrecurring write-off of deferred financing fees relates to Centuri’s amended and restated credit facility, (ii) acquisition costs vary from period to period depending on the level of Centuri’s acquisition activity, (iii) non-recurring strategic review costs relate to a potential sale or spin-off of Centuri, and (iv) non-cash share-based compensation varies from period to period due to amounts granted in a given year. Because EBITDA and Adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to Centuri, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to

Centuri, and information reconciling the GAAP and non-GAAP financial measures, are included in the utility infrastructure services EBITDA and Adjusted EBITDA reconciliation chart below.
We do not provide a reconciliation of forward-looking Non-GAAP Measures to the corresponding forward-looking GAAP measure due to our inability to project special charges and certain expenses.

No Offer

Nothing in this press release shall be deemed an offer or sale of any securities of Centuri. Any offer of securities will be made only by means of a prospectus following the effectiveness of a registration statement filed with the Securities and Exchange Commission.
Contacts

Investor and Analyst Contact	Media Contact

Justin S. Forsberg	Sean Corbett
Vice President of Investor Relations	Manager, Corporate Communications
Phone: (702) 364-3135	Phone: (702) 876-7219
justin.forsberg@swgas.com	sean.corbett@swgas.com

SOUTHWEST GAS HOLDINGS, INC. CONSOLIDATED EARNINGS DIGEST
(In thousands, except per share amounts)

QUARTER ENDED SEPTEMBER 30,	2023	2022
Consolidated Operating Revenues	$1,169,492	$1,125,588

Net Income (Loss) applicable to Southwest Gas Holdings	$3,231	$(12,309)

Weighted Average Common Shares	71,626	67,157

Basic Earnings (Loss) Per Share	$0.05	$(0.18)

Diluted Earnings (Loss) Per Share	$0.04	$(0.18)

Reconciliation of Gross Margin to Operating Margin (non-GAAP measure)
Utility Gross Margin	$80,852	$58,021
Plus:
Operations and maintenance (excluding Admin & General) expense	74,427	81,092
Depreciation and amortization expense	69,268	64,390
Operating Margin	$224,547	$203,503

NINE MONTHS ENDED SEPTEMBER 30,	2023	2022
Consolidated Operating Revenues	$4,066,441	$3,539,117

Net Income applicable to Southwest Gas Holdings	$78,020	$77,294

Weighted Average Common Shares	70,488	65,004

Basic Earnings Per Share	$1.11	$1.19

Diluted Earnings Per Share	$1.10	$1.19

Reconciliation of Gross Margin to Operating Margin (non-GAAP measure)
Utility Gross Margin	$443,005	$391,540
Plus:
Operations and maintenance (excluding Admin & General) expense	233,302	230,235
Depreciation and amortization expense	218,763	192,434
Operating Margin	$895,070	$814,209

TWELVE MONTHS ENDED SEPTEMBER 30,	2023	2022
Consolidated Operating Revenues	$5,487,333	$4,623,544

Net Income (Loss) applicable to Southwest Gas Holdings	$(202,564)	$147,237

Weighted Average Common Shares	69,660	63,905

Basic Earnings (Loss) Per Share	$(2.91)	$2.30

Diluted Earnings (Loss) Per Share	$(2.91)	$2.30

Reconciliation of Gross Margin to Operating Margin (non-GAAP measure)
Utility Gross Margin	$623,205	$569,675
Plus:
Operations and maintenance (excluding Admin & General) expense	314,137	302,924
Depreciation and amortization expense	289,372	258,144
Operating Margin	$1,226,714	$1,130,743

Reconciliation of non-GAAP financial measures of Adjusted net income (loss) and Adjusted diluted earnings (loss) per share and their comparable GAAP measures of Net income (loss) and Diluted earnings (loss) per share. Note that the comparable GAAP measures are also included in Note 7 - Segment Information in the Company’s September 30, 2023 Form 10-Q.
Amounts in thousands, except per share amounts

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2023	2022	2023	2022	2023	2022
Reconciliation of Net income (loss) to non-GAAP measure of Adjusted net income (loss)
Net income (loss) applicable to Natural Gas Distribution (GAAP)	$(3,251)	$(22,199)	$150,565	$87,330	$217,615	$171,881
Plus:
Consulting fees related to optimization opportunity identification, benchmarking, and assessment	1,573	—	3,609	—	3,609	—
Income tax effect of adjustment above (1)	(378)	—	(867)	—	(867)	—
Adjusted net income (loss) applicable to Natural Gas Distribution	$(2,056)	$(22,199)	$153,307	$87,330	$220,357	$171,881

Net income (loss) applicable to Utility Infrastructure Services (GAAP)	$17,956	$14,345	$24,902	$(4,400)	$31,367	$3,223
Plus:
Strategic review, including Centuri spin (2)	549	(638)	1,777	1,610	2,020	1,610
Income tax effect of adjustment above (1)	(137)	160	(444)	(402)	(496)	(402)
Adjusted net income (loss) applicable to Utility Infrastructure Services	$18,368	$13,867	$26,235	$(3,192)	$32,891	$4,431

Net income (loss) applicable to Pipeline and Storage (GAAP) (3)	$—	$12,320	$(16,288)	$44,326	$(344,347)	$44,326
Plus:
Goodwill impairment and loss on sale	—	—	21,215	—	470,821	—
Income tax effect of adjustment above (1)	—	—	6,196	—	(99,311)	—
Nonrecurring stand-up costs associated with integrating MountainWest	—	5,670	2,565	18,901	9,860	18,901
Income tax effect of adjustment above (1)	—	(1,361)	(616)	(4,537)	(2,367)	(4,537)
Adjusted net income applicable to Pipeline and Storage	$—	$16,629	$13,072	$58,690	$34,656	$58,690

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2023	2022	2023	2022	2023	2022
Net loss - Corporate and administrative (GAAP)	$(11,474)	$(16,775)	$(81,159)	$(49,962)	$(107,199)	$(72,193)
Plus:
Goodwill impairment and loss on sale and sale-related expenses (4)	183	—	52,053	—	57,872	—
Income tax effect of adjustment above (1)	(44)	—	(12,493)	—	(13,890)	—
MountainWest stand-up, integration, and transaction-related costs	—	—	291	700	291	23,501
Income tax effect of adjustment above (1)	—	—	(70)	(168)	(70)	(5,640)
Proxy contest, Stockholder litigation, Settlement agreement, and Strategic review	—	6,824	—	32,681	5,676	37,182
Income tax effect of adjustment above (1)	—	(1,638)	—	(7,465)	(1,362)	(8,545)
Consulting fees related to optimization opportunity identification, benchmarking, and assessment	278	—	637	—	637	—
Income tax effect of adjustment above (1)	(67)	—	(153)	—	(153)	—
Centuri spin cost	3,082	—	7,251	—	7,251	—
Income tax effect of adjustment above (1)	(740)	—	(1,741)	—	(1,741)	—
Adjusted net loss applicable to Corporate and administrative	$(8,782)	$(11,589)	$(35,384)	$(24,214)	$(52,688)	$(25,695)

Net income (loss) applicable to Southwest Gas Holdings (GAAP)	$3,231	$(12,309)	$78,020	$77,294	$(202,564)	$147,237
Plus:
Goodwill impairment and loss on sale and sale-related expenses (3)	183	—	73,268	—	528,693	—
MountainWest stand-up, integration, and transaction-related costs	—	5,670	2,856	19,601	10,151	42,402
Consulting fees related to optimization opportunity identification, benchmarking, and assessment	1,851	—	4,246	—	4,246	—
Proxy contest, Stockholder litigation, Settlement agreement, Strategic review, and Centuri spin	3,631	6,186	9,028	34,291	14,947	38,792
Income tax effect of adjustments above (1)	(1,366)	(2,839)	(10,188)	(12,572)	(120,257)	(19,124)
Adjusted net income (loss) applicable to Southwest Gas Holdings	$7,530	$(3,292)	$157,230	$118,614	$235,216	$209,307

Weighted average shares - diluted	71,851	67,157	70,676	65,148	69,660	64,051

Earnings (loss) per share:
Diluted earnings (loss) per share	$0.04	$(0.18)	$1.10	$1.19	$(2.91)	$2.30
Adjusted consolidated earnings (loss) per diluted share	$0.10	$(0.05)	$2.22	$1.82	$3.38	$3.27

(1) Calculated using the Company’s blended statutory tax rate of 24%, except for items pertaining to the Utility Infrastructure Services segment which was calculated using a blended statutory tax rate of 25% and Goodwill impairment which was calculated using an effective tax rate of ~23%. Certain Settlement agreement costs are non-deductible for tax purposes, in addition to a component of the impairment loss that is a permanent item without tax basis thereby lowering tax benefit by $11.2 million.

(2) The Strategic Review costs for Centuri in the third quarter of 2022 are negative as certain costs were reimbursed to Centuri by the Company, including amounts initially recorded by Centuri in the previous quarter. Reimbursed amounts are included as part of Corporate and Administrative costs associated with the Strategic Review.
(3) The information for 2023 reflects activity related to the period from January 1, 2023 to February 13, 2023 (the last full day of ownership).
(4) Amount includes approximately $2 million during the nine months ended September 30, 2023 in administrative expenses incurred related to the sale of MountainWest, which were not part of the loss on sale overall.

Reconciliation of non-GAAP financial measures of EBITDA and Adjusted EBITDA and their comparable GAAP measures of Net income. Note that the comparable GAAP measures are also included in Note 7 - Segment Information in the Company’s September 30, 2023 Form 10-Q.
Amounts in thousands, except per share amounts

	Twelve Months Ended September 30,
	2023	2022
Reconciliation of Net income to non-GAAP measure of EBITDA
Net income applicable to Utility Infrastructure Services (GAAP)	$31,367	$3,223
Plus:
Net interest deductions	94,066	51,825
Income tax expense	18,793	4,754
Depreciation and amortization	150,049	153,947
EBITDA applicable to Utility Infrastructure Services (Non-GAAP)	294,275	213,749
Plus:
Acquisition costs	—	196
Strategic review costs, including Centuri spin	2,020	1,610
Non-cash share-based compensation expense	2,618	1,554
Adjusted EBITDA applicable to Utility Infrastructure Services (Non-GAAP)	$298,913	$217,109

SOUTHWEST GAS HOLDINGS, INC.
SUMMARY UNAUDITED OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2023	2022	2023	2022	2023	2022
Results of Consolidated Operations
Contribution to net income (loss) - natural gas distribution	$(3,251)	$(22,199)	$150,565	$87,330	$217,615	$171,881
Contribution to net income (loss) - utility infrastructure services	17,956	14,345	24,902	(4,400)	31,367	3,223
Contribution to net income (loss) - pipeline and storage	—	12,320	(16,288)	44,326	(344,347)	44,326
Corporate and administrative	(11,474)	(16,775)	(81,159)	(49,962)	(107,199)	(72,193)
Net income (loss)	$3,231	$(12,309)	$78,020	$77,294	$(202,564)	$147,237

Basic earnings (loss) per share	$0.05	$(0.18)	$1.11	$1.19	$(2.91)	$2.30
Diluted earnings (loss) per share	$0.04	$(0.18)	$1.10	$1.19	$(2.91)	$2.30

Weighted average common shares	71,626	67,157	70,488	65,004	69,660	63,905
Weighted average diluted shares	71,851	67,157	70,676	65,148	69,660	64,051

Results of Natural Gas Distribution
Regulated operations revenues	$394,603	$303,944	$1,797,348	$1,358,425	$2,373,992	$1,809,639
Net cost of gas sold	170,056	100,441	902,278	544,216	1,147,278	678,896
Operating margin	224,547	203,503	895,070	814,209	1,226,714	1,130,743
Operations and maintenance expense	122,270	121,537	378,189	368,984	501,133	478,554
Depreciation and amortization	69,268	64,390	218,763	192,434	289,372	258,144
Taxes other than income taxes	21,147	20,693	65,491	62,443	86,245	82,652
Operating income (loss)	11,862	(3,117)	232,627	190,348	349,964	311,393
Other income (deductions)	14,537	1,678	51,722	(440)	45,278	(97)
Net interest deductions	35,772	29,417	111,498	84,660	142,718	110,957
Income (loss) before income taxes	(9,373)	(30,856)	172,851	105,248	252,524	200,339
Income tax expense (benefit)	(6,122)	(8,657)	22,286	17,918	34,909	28,458
Contribution to net income (loss) - natural gas distribution	$(3,251)	$(22,199)	$150,565	$87,330	$217,615	$171,881

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2023	2022	2023	2022	2023	2022
Results of Utility Infrastructure Services
Utility infrastructure services revenues	$774,889	$758,466	$2,233,961	$1,988,433	$3,005,855	$2,621,646
Operating expenses:
Utility infrastructure services expenses	685,687	680,135	2,005,084	1,829,560	2,704,842	2,403,503
Depreciation and amortization	36,252	39,811	110,982	116,286	150,049	153,947
Operating income	52,950	38,520	117,895	42,587	150,964	64,196
Other income (deductions)	108	(110)	311	(743)	167	(603)
Net interest deductions	26,131	16,608	73,032	40,337	94,066	51,825
Income before income taxes	26,927	21,802	45,174	1,507	57,065	11,768
Income tax expense	8,235	6,466	16,416	3,350	18,793	4,754
Net income (loss)	18,692	15,336	28,758	(1,843)	38,272	7,014
Net income attributable to noncontrolling interests	736	991	3,856	2,557	6,905	3,791
Contribution to consolidated results attributable to Centuri	$17,956	$14,345	$24,902	$(4,400)	$31,367	$3,223

FINANCIAL STATISTICS
Market value to book value per share at quarter end		133%
Twelve months to date return on equity	-- total company	(6.2)%
	-- gas segment	7.7%
Common stock dividend yield at quarter end		4.1%
Customer to employee ratio at quarter end (gas segment)		933 to 1

GAS DISTRIBUTION SEGMENT
	Authorized Rate Base (In thousands)	Authorized Rate of Return	Authorized Return on Common Equity
Rate Jurisdiction
Arizona	$2,607,568	6.73%	9.30%
Southern Nevada	1,535,593	6.30	9.40
Northern Nevada	174,965	6.56	9.40
Southern California	285,691	7.11	10.00
Northern California	92,983	7.44	10.00
South Lake Tahoe	56,818	7.44	10.00
Great Basin Gas Transmission Company (1)	135,460	8.30	11.80
(1) Estimated amounts based on 2019/2020 rate case settlement.

SYSTEM THROUGHPUT BY CUSTOMER CLASS
	Nine Months Ended September 30,		Twelve Months Ended September 30,
(In dekatherms)	2023	2022	2023	2022
Residential	69,762,210	59,709,176	91,444,928	75,929,879
Small commercial	27,004,908	24,696,239	35,807,458	32,265,435
Large commercial	8,340,182	7,548,260	10,796,398	9,713,976
Industrial / Other	4,938,037	3,556,630	6,386,128	4,980,880
Transportation	65,541,135	68,896,791	89,163,078	89,518,783
Total system throughput	175,586,472	164,407,096	233,597,990	212,408,953

HEATING DEGREE DAY COMPARISON
Actual	1,567	1,222	2,177	1,599
Ten-year average	1,191	1,170	1,662	1,623
Heating degree days for prior periods have been recalculated using the current period customer mix.